Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(12,468,490)
Unrealized Gain (Loss) on Market Value of Futures	17,620,890
Dividend Income	45,845
Interest Income	122,187
ETF Transaction Fees	350
Total Income (Loss)	$5,320,782

Expenses
General Partner Management Fees	$53,977
Professional Fees	2,877
Brokerage Commissions	8,636
Non-interested Directors' Fees and Expenses	1,018
Prepaid Insurance Expense	711
Total Expenses	67,219
Expense Waiver	(2,485)
Net Expenses	$64,734
Net Income (Loss)	$5,256,048

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/19	$84,767,115
Additions (100,000 Shares)	1,813,030
Net Income (Loss)	5,256,048

Net Asset Value End of Month	$91,836,193
Net Asset Value Per Share (4,800,000 Shares)	$19.13

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596